                                                                 EXHIBIT 4.11

                                WARRANT AGREEMENT

                                      among

                              HEALTHZONE.COM, INC.

                                       and

                             AMERICAN EQUITIES, LLC
                                       and
                      CORPORATE FINANCIAL ENTERPRISES, INC.

                          Dated as of January 24, 2000

THIS WARRANT AND THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAWS ("SECURITIES LAWS"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE SECURITIES LAWS OR (2) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

                                WARRANT AGREEMENT

       THIS WARRANT AGREEMENT (this "AGREEMENT") is dated as of January 24, 2000, and executed by and among HealthZone.com, Inc., a California corporation (the "Company"), American Equities, LLC, a California limited liability company ("American Equities"), and Corporate Financial Enterprises, Inc. ("CFE," and, together with American Equities, the "Investor").

       WHEREAS, the Company has agreed to grant to Investor or its assigns common stock purchase warrants in substantially the form attached hereto as EXHIBIT A hereto (the "WARRANTS") to acquire up to an aggregate of 37,000 shares of the Company's Common Stock (the "Exercise Quantity"). This Agreement sets forth certain rights and obligations of the Company and Investor with respect to the Warrants.

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:

                                 I. DEFINITIONS

       Section 1.01 DEFINED TERMS. As used in this agreement, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined.

       "COMMON STOCK" shall mean the common stock, par value $0.01, of the Company.

       "COMMON STOCK EQUIVALENTS" shall mean all options, warrants (including, without limitation, the Warrants), securities of any kind (including, without limitation, securities convertible into or exchangeable or exercisable for Common Stock) and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock (without regard to whether such options, warrants, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

       "COMPANY" shall have the meaning set forth in the preamble.

       "DIVIDEND" means, as to any Person, any declaration or payment of any dividend or distribution (other than a dividend of Common Stock) on any shares of capital stock of such Person.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.


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


       "EXERCISE PRICE" shall have the meaning given in each Warrant. The Exercise Price and the number of shares of Common Stock purchasable pursuant to the Warrants shall be subject to adjustment from time to time as hereinafter set forth in Article V hereof.

       "EXPIRATION PERIOD" means January 24, 2007.

       "EXERCISE QUANTITY" shall mean the number of shares of Common Stock, determined from time to time, taking into account all shares of Common Stock theretofore issued upon exercise of the Warrants, required to be issued by the Company to the holders of the Warrants. Exercise Quantity shall initially have the meaning given in each Warrant, and may be adjusted from time to time, pursuant to the provisions of the Warrants and this Agreement.

       "FAIR VALUE" as of a particular date shall mean, with respect to the Common Stock, the closing asked price of the Common Stock as reported on a national securities exchange or on the NASDAQ SmallCap, National Market System or OTC Bulletin Board Service (collectively, and as applicable, "NASDAQ") or, if a last asked quotation is not available for the Common Stock, the last sale price of the Common Stock as reported by NASDAQ, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets." If the Company's Common Stock is not then listed or traded on any securities exchange or quotation system, or if such quotations are otherwise unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of any such item as determined by mutual agreement reached by the Holder and the Company in good faith or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to this Agreement, the Company shall notify the Holders of such event as promptly as practicable, but in any event within ten (10) calendar days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose of this Agreement shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures.

       After the giving of such notice, the Company and the Holders shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value. In the event the Company and the Holder(s) are unable to arrive at a mutually agreeable determination within ten (10) days of the notice, the Company and the Holder(s) of the Warrants (if more than one, the Holders of a majority of the outstanding Warrants) shall retain an accounting firm of national reputation mutually acceptable to the parties, or, if mutual agreement is not reached within 15 days of the notice described above, KPMG, LLP or, if KPMG, LLP is unavailable or unable to accept such engagement, PricewaterhouseCoopers, LLP. Such firm shall determine the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver its opinion in writing to the Company and to such Holder(s) within thirty (30) days of its retention. Each of the Company and the Holders (as a group) shall submit to such investment banking firm their proposed determination of Fair Value, and any other supporting documentation reasonably requested by the investment banking firm. The determination so made shall be conclusive and binding on the Company and such Holder(s), absent clear and manifest error. The fees and expenses of such investment banking firm retained pursuant to this provision shall be borne 50% by the Company and 50% by the Holders in advance.

       "HOLDER" or "HOLDERS" shall mean the Person(s) then registered as the owners of the Warrants on the books and records of the Company.

       "PERSON" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.

       "SUBSIDIARY" of any Person means (i) a corporation, association or other business entity of which more than 50% of the total voting power of all classes of the outstanding voting stock or other indicia of ownership is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) and (iii) any other Person not described in clauses (i) and (ii) above in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, owns 50% ownership and the power, whether by such ownership interest, pursuant to a written contract or agreement or otherwise, to direct the policies and management or the financial and other affairs thereof.

         "WARRANT SECURITIES" shall mean the shares of Common Stock purchasable or purchased from time to time under the Warrants, together with all additional securities receivable or received in payment of Dividends or distributions on or splits of those securities or receivable or received as a result of adjustments provided for in ARTICLE V hereof.

                                  II. WARRANTS

       Section 2.01 GRANT OF WARRANTS. The Company hereby grants to Investor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warrants to purchase a number of shares of Common Stock equal to the Exercise Quantity, as may be adjusted from time to time as set forth herein, which Warrants shall be evidenced in substantially the form attached as Exhibit A. Investor and any subsequent Holder of the Warrants and of Warrant Securities shall have the rights and obligations provided for in the Warrants and in this Agreement.

       Section 2.02 EXERCISE OF WARRANTS. Subject to the terms of this Agreement, the Warrant holder shall have the right, at any time and from time to time until 5:00 p.m., Pacific Time, on January 24, 2007, to purchase from the Company up to the number of fully paid and nonassessable shares of Warrant Securities to which the Warrant holder may at the time be entitled to purchase pursuant to this Agreement and the Warrant, upon presentation and surrender of the Warrant to the Company, together with the Exercise Form duly completed and executed and payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. Payment of the Exercise Price shall be made by bank or certified check payable to the order of the Company or wire transfer; PROVIDED, HOWEVER, that the Holder shall have the right to pay the exercise price by surrender to the Company of a number of shares of Common Stock with a Fair Value equal to the exercise price. Within five business days of the Company's receipt of the Warrant, the completed and signed Exercise Form and the requisite payment, the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Warrant Securities purchased. In the event the Company fails to deliver or cause to be delivered to the Holder such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the Warrant Agreement) within such five business day period, the Company shall pay to the Holder an amount equal to the greater of (i) $250 per calendar day, (ii) the product of (x) the last sale price on the date the certificates are properly issued and delivered to the Holder, less the last sale price on the date of the Exercise Form, multiplied by
(y) the number of shares of Warrant Securities purchased as set forth in the Exercise Form, or (iii) the quotient of (x) the last reported sale price on the day prior to the date of the Exercise Form, multiplied by the number of shares of Warrant Securities issuable to such Holder upon such exercise, divided by (y) 200 (the "Delay Damages"), for each day after the fifth business day following the delivery of the Warrant and such Exercise Form to the Company through and including the day such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the terms of the Warrant Agreement) are delivered to the Holder at the address set forth in such Exercise Form; provided, however, notwithstanding the foregoing, no Delay Damages shall accrue or shall be due and payable if the Warrant Securities, upon issuance, would not then be freely transferrable without registration. In the event the Company restricts or delays the transfer or clearance of such certificates by the Holder (whether by stop transfer order, unreasonable delay or otherwise), the Company shall pay to the Holder the Delay Damages for each calendar day of such restriction or delay.

       Section 2.03 PARTIAL EXERCISE. In the event of a partial exercise of the Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as the Warrant.

               III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company, hereby represents and warrants as follows:

       (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of California, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the contracts to which it is a party. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

       (b) The execution and delivery of this Agreement and the Warrants have been duly and properly authorized by all requisite corporate action of the Company and its board of directors, and no consent of any other Person is required as a prerequisite to the validity, enforceability and performance of this Agreement and the Warrants that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Agreement and the Warrants and to perform its obligations hereunder and thereunder. When issued and delivered pursuant to this Agreement, the Warrants will have been duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company and the Holder thereof will be entitled to the benefits provided herein and therein.

       (c) The Warrant Securities, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, shall be duly and validly issued and outstanding, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities or blue sky laws.

       (d) The Company is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects its right or ability to execute and deliver this Agreement or the Warrants or to perform any obligation hereunder or thereunder (including, without limitation, issuance of the Warrant Securities). Neither the execution or delivery of this Agreement or the Warrants, nor compliance therewith (including, without limitation, issuance of the Warrant Securities), will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any material lien upon any assets or properties of the Company under, or require any consent, approval, or other action by, notice to or filing with any court or governmental agency or division pursuant to the Articles of Incorporation or Bylaws of the Company, as currently in effect, any award of any arbitrator, or any agreement, instrument or law to which the Company is subject or by which it or its assets or properties is bound.

       (e) The Warrants are, and the Warrant Securities will be, issued by the Company to Investor in a transaction exempt from registration and qualification under the applicable federal and state securities and blue sky laws.

                                  IV. COVENANTS

       Section 4.01 COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, during the term of this Agreement, unless Holders of outstanding Warrants evidencing a majority of the Warrants agree otherwise in writing,

       (a) Each of the Warrant Securities issued and delivered upon the exercise of the Warrants and payment of the Exercise Price will be duly and validly authorized and issued, will be fully paid and nonassessable, and will not be subject to any unpaid tax of the Company or any lien imposed on or created by the Company, whether respecting their issuance to and purchase by the Holder of the Warrants or otherwise. The Company will take all such actions as may be necessary to assure that all such Warrant Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which such Warrant Securities may be listed.

       (b) The Company shall reserve and at all times keep available for issuance an authorized number of shares of Common Stock or Warrant Securities sufficient to permit the full and immediate exercise of the Warrants.

       (c) The Company shall not permit the par value of its Common Stock to exceed, at any time, the Exercise Price and shall take all such actions as may be necessary or appropriate to ensure that it does not do so.

       (d) As soon as available, and in no event later than three business days after the dates filed with the Securities and Exchange Commission (the "Commission") or any other governmental agency or division or other regulatory authority, if such documents are so filed, the Company shall, upon request, deliver to any Holder(s) copies of (i) all annual, quarterly and monthly financial statements made available by the Company to its shareholders, (ii) all reports, notices and proxy or information statements sent or made available generally by the Company to its shareholders, and (iii) all regular and periodic reports and all registration statements, prospectuses and other information filed by the Company with the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization other than publicly available materials.

       (e) The Company agrees that to the extent reasonably necessary to permit the Holders to sell shares of the Common Stock in accordance with and in reliance on Rule 144, and for so long as such shares are owned by the Holders and such shares are not registered for resale under the Securities Act, the Company will make and keep public information available within the meaning of Rule 144 at all times from and after the Closing Date, and, if so required to do so by law, file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

       (f) The Company shall cooperate with the Holder(s) in supplying such information as may be reasonably necessary for the Holder(s) to complete and file any information or other


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


reporting forms from time to time required by the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization, including, without limitation, information pertaining to or required for the availability of any exemption from the securities laws for the sale, transfer or other disposition of the Warrants or any of the Warrant Securities.

       Section 4.02 INDEMNIFICATION.

       (a) The Company agrees to defend, indemnify and hold harmless, to the full extent permitted by law, Investor and each other Holder of the Warrants, this Agreement, or any Warrant Security purchased hereunder, any underwriter(s), and their respective directors, officers, employees, attorneys and agents, as well as each other Person (if any) controlling any of the foregoing Persons within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys, accountants and experts) that may be imposed upon, incurred by, or asserted against any of them, any of their respective directors, officers, employees, attorneys and agents, or any such control Person, under the Securities Act, the Exchange Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are related directly or indirectly to the breach of any of the representations, warranties and/or covenants of the Company contained herein and shall reimburse such Persons for any legal or any other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such indemnified Person, and shall survive the transfer of such securities by such Person. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel of national reputation and presence, and who shall be reasonably satisfactory to the party seeking indemnity hereunder) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. If the Company assumes the defense of such action,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that action are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Company without the indemnified party's consent (which shall not be unreasonably withheld) unless (1) there is no finding or admission of any violation of law, regulation, rule or order or any violation of the rights of any other person or entity and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by Company; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Company of the commencement of any action and the Company does not, within ten days after the indemnified party's notice is given to the Company, give notice to the indemnified party of its election to assume the defense of such action, the Company will be bound by any determination made in such action or any compromise or settlement effected by the indemnified party.


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       (b)    Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a claim or action may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, or if an indemnified party determines that there are defenses available to it that are either not available to the Company or not being raised by the Company, or if the indemnified party determines that there is a conflict of interest between the Company and the indemnified party in the claim or action, the indemnified party may, by notice to the Company and an opinion of counsel concurring with such indemnified party's determination, assume the exclusive right to defend, compromise, or settle such claim or action, and the Company will be bound by any determination of a claim or action so defended or any compromise or settlement effected.

       Section 4.03 LISTING ON THE SECURITIES EXCHANGE. Promptly after an initial public offering of the Company's Common Stock, the Company shall, at its expense, use its best efforts to list on NASDAQ or any securities exchange where it lists its Common Stock, and maintain and increase when necessary such listing of all outstanding Warrant Securities so long as any shares of Common Stock shall be so listed. The Company shall also use its best efforts to list on each such securities exchange or NASDAQ, and will maintain such listing of, any other securities issued by the Company which the Holder(s) shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange or NASDAQ by the Company. Nothing contained herein shall obligate the Company to file any registration statement with respect to the Company's Common Stock.

                                 V. ANTIDILUTION

       Section 5.01 NO DILUTION OR IMPAIRMENT: ADJUSTMENTS.

       (a) PROHIBITED ACTIONS. So long as any Warrants are outstanding, the Company will not avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or impair the ability of the Holder(s) to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate, consistent with the provisions of this Warrant Agreement, in order to protect the rights of the Holder(s) of the Warrants against dilution or other impairment.

       (b) ADJUSTMENT OF EXERCISE PRICE IN THE EVENT OF CERTAIN ISSUANCES OF COMMON STOCK OR COMMON STOCK EQUIVALENTS. In case the Company shall at any time issue or sell Common Stock or Common Stock Equivalents (by merger otherwise) for less than Fair Value as of the date of such issuance or at a price per share less than the then current Exercise Price of the Warrants (other than (i) delivery of shares of Common Stock upon exercise of the Warrants), (ii) any Common Stock Equivalents issued and outstanding on the date hereof and (iii) up to 400,000 employee or other stock awards), or issue Common Stock or Common Stock Equivalents by way of a Dividend or other distribution on any stock of the Company (other than the Series A Preferred Stock) or effect a forward stock split of the outstanding shares of Common

Stock, the Exercise Price then in effect shall be proportionately decreased (on the date of such issuance, sale or split), so that the new Exercise Price shall be equal to the product of (x) the former Exercise Price and (y) the lesser of
(i) one or (ii) a fraction, the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (including shares of Common Stock issuable upon conversion of any outstanding securities convertible or exchangeable into Common Stock), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock or Common Stock Equivalents so issued or sold would purchase at the Fair Value of such shares, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (including shares of Common Stock issuable upon conversion of any outstanding securities convertible or exchangeable into Common Stock), plus (2) the number of such shares of Common Stock so issued or sold. The Exercise Quantity purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the new Exercise Quantity shall be equal to the product of (x) the former Exercise Quantity and (y) the following fraction:

        THE EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT
        -----------------------------------------------------------------
         The Exercise Price in effect immediately after such adjustment

       (c) COMPANY TO PREVENT DILUTION. In any case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Article V, and which might adversely affect the rights of the Holders under any provision of this Agreement, the Board of Directors of the Company shall make such adjustment, if any, on a basis consistent with the standards established in the other provisions of this Article V, as is necessary with respect to the Exercise Price and the Exercise Quantity, so as to preserve, without dilution, the rights of the Holders. Except as expressly provided herein in connection with a combination of outstanding Common Stock, no such adjustment shall be made which shall increase the Exercise Price or decrease the Exercise Quantity.

       (d) REORGANIZATION; ASSET SALES; ETC. In case of (i) any capital reorganization or any reclassification of the capital stock of the Company, (ii) any consolidation or merger of the Company with or into another Person, (iii) the disposition or transfer of assets of the Company other than in the ordinary course of the Company's business, (iv) any Dividend or other distribution to the holders of capital stock of the Company in the form of any asset, including without limitation securities of the Company, or (v) the dissolution, liquidation or winding up of the Company, the Holders shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such transaction or event that appropriate provision shall be made so that such Holders shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the Holders to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article V with respect to rights and interests thereafter purchasable upon the exercise of a Warrant. In the event the Company effects a combination of outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the record date for such combination shall be proportionately increased, and the Exercise Quantity proportionately decreased, effective immediately after the record date for such combination.

       (e) ADJUSTMENT STATEMENT. Whenever the Exercise Price or Exercise Quantity is adjusted as herein provided, the Company shall, within ten days following the consummation of the event triggering such adjustment, deliver to the Holders a statement signed by the President of the Company and by its Treasurer or Secretary stating the adjusted Exercise Price and Exercise Quantity for which the Warrants are exercisable, determined as specified herein. The statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional stock issued. Irrespective of any adjustments in the Exercise Price or the Exercise Quantity or the kind of shares purchasable upon the exercise of the Warrants, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

       (f)    PRIOR NOTICE TO THE HOLDERS. If at any time:

              (i) The Company shall pay any Dividend payable in Common Stock or Common Stock Equivalents upon its capital stock or make any distribution to the holders of its capital stock, in each case other than Series A Preferred Stock; or

              (ii) The Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or any other rights; or

              (iii) The Company shall effect any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a change resulting solely from a subdivision of outstanding shares), or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets, business and goodwill as an entirety, or the liquidation, dissolution or winding up of the Company; or

              (iv) The Company shall declare a Dividend upon its capital stock;

then, in any such event, the Company shall cause at least thirty (30) days' prior written notice to be mailed to the Holders at the address of each such Holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or Dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of capital stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Holder.

       (g) DISPUTES. If there is any dispute as to the computation of the Exercise Price or the Exercise Quantity, the Company will retain the independent certified public accountant, whose fees and expenses shall be shared equally by the Company and the Holders raising such dispute, which provided the most recent report on the Company's most recent audited financial statements to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such accounting firm shall, in the absence of manifest error, be conclusive and binding.

                 VI. TRANSFER OF WARRANTS AND WARRANT SECURITIES

       Section 6.01 TRANSFER. Except as set forth in Section 7.02 below, the Warrants and all rights thereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of such Warrant at the office of the Company maintained for such purpose, together with a written assignment of such Warrant duly executed by the Holder thereof. Upon such surrender and payment of all applicable transfer taxes, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the surrendered Warrant shall promptly be canceled. The transferred Warrant, if properly assigned in compliance herewith, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued. The Company will not close its stock transfer books against a transfer of the Warrants or the Warrant Securities or any exercise of the Warrants. Any such transfer or exercise tendered while such stock transfer books shall be closed shall be deemed effective immediately prior to such closure.

       Subject to Section 7.02 below, the Warrants may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder thereof. Subject to compliance with this Section 7.01, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

       The Company shall pay all expenses (other than transfer taxes and income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section. The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants. Notwithstanding any provision to the contrary contained herein, the Warrants and the Warrant Securities shall be transferable only in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Securities.

       Section 6.02 TRANSFER RESTRICTIONS. Neither the Warrants nor the Warrant Securities have been registered under the Securities Act or under the securities laws of any state (the Securities Act and such other securities laws being referred to collectively as the "Securities Laws"). Neither the Warrants nor the Warrant Securities may be transferred: (a) if such transfer would constitute a violation of any Securities Laws or a breach of the conditions to any exemption from registration thereunder and (b) unless and until one of the following has occurred: (i) registration of the Warrants or the Warrant Securities, as the case may be, under the Securities Laws, have become effective, (ii) the Holder has delivered an opinion of counsel that such registration is not required, or
(iii) such transfer would be permitted under Rule 144 of the Securities Act.

       Each certificate for Warrants or Warrant Securities issued upon exercise of a Warrant and each certificate issued to a subsequent transferee, unless at the time of exercise such Warrants or Warrant Securities are registered under the Securities Act, shall bear a legend substantially in the following form (and any additional legends required by applicable law) on the face thereof:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAWS ("SECURITIES LAWS"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE SECURITIES LAWS OR (2) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

       Section 6.03 REPLACEMENT OF INSTRUMENTS. Within five business days following receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Securities, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it (provided that, the Holder's own agreement of indemnification shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for an equal number of Warrants or Warrant Securities.

                               VII. MISCELLANEOUS

       Section 7.01 TERM. Except as otherwise expressly provided in this Agreement or the Warrants, this Agreement shall expire on January 24, 2007, provided that the Company's obligations to honor an exercise of the Warrants given prior to such expiration or to perform any obligation arising hereunder continue and survive notwithstanding the expiration of this Agreement.

       Section 7.02 NO WAIVER UNDER OTHER AGREEMENTS. The terms and provisions contained in this Agreement are not intended and shall not be construed to waive, modify, repeal, stay, diminish or otherwise impair or affect in any manner whatsoever any right or remedy of the Holder(s) under the Company's Articles of Incorporation or Bylaws.

       Section 7.03 RELIANCE. Each party to this Agreement shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication reasonably believed by that party to be genuine and to have been signed, sent or made by the proper Person or Persons.

       Section 7.04 NOTICE. All notices and other communications provided for or permitted hereunder shall be made in writing and be by hand-delivery or certified mail, return receipt requested, or by telecopy, (a) if to Investor, to the address set forth on the signature page hereof or such other address given by Investor to the Company in writing, (b), if to a subsequent Holder of Warrants or Warrant Securities issued pursuant to the exercise of the Warrants, at the most current address given by such Holder to the Company in writing; or
(c)if to the Company, as follows:

                         HealthZone.com, Inc.
                         5310 Beethoven Street
                         Los Angeles, California 90066
                         Telecopier: (310) 306-4840
                         Attention: Chief Executive Officer

              All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed, when receipt is acknowledged, if telecopied, or the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

       Section 7.05 ENFORCEMENT. The Company acknowledges that the Holders may proceed to exercise or enforce any right, power, privilege, remedy or interest that they may have under this Agreement or applicable law without notice, except as otherwise expressly provided herein, without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that they may have against or in respect of any other party, or any other Person or thing, and without regard to any act or omission of such party or any other Person. The Company's obligations hereunder, including, without limitation the obligation to issue the Warrant Securities upon exercise of the Warrant, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which the Company may have against any Holder, or any assignee, thereof, for any reason whatsoever. All rights and remedies of the party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

       Section 7.06 EQUITABLE RELIEF. Each party acknowledges and agrees that it would be impossible to measure in money the damage in the event of a breach of any of the terms and provisions of this Agreement by any party hereto, and that, in the event of any such breach, there may not be an adequate remedy at law, although the foregoing shall not constitute a waiver of any of the party's rights, powers, privileges and remedies against or in respect of a breaching party, any other person or thing under this Agreement or applicable law. It is therefore agreed that, in addition to all other such rights, powers, privileges and remedies that it may have, each party shall be entitled, without the obligation to post bond, to injunctive relief, specific performance or such other equitable relief as such party may request to exercise or otherwise enforce any of the terms and provisions of this Agreement and to enjoin or otherwise restrain any act prohibited thereby, and no party will urge, and each party hereby waives, any defense that there is an adequate remedy available at law.

       Section 7.07 MERGER OR CONSOLIDATION OF THE COMPANY. The Company shall not reorganize, or consolidate with, or merge into a partnership, corporation, or other entity (other than a reorganization, consolidation, or merger, in which the Company is the surviving entity) or transfer all or substantially all of its assets to another entity (any one of which shall constitute a "Reorganization"), unless each Holder, upon the exercise of such Holder's Warrants at any time after the consummation of such Reorganization, shall be entitled to receive, in the same manner as specified in this Agreement, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised such Holder's Warrants on or before the record date for such Reorganization. Any new entity formed upon or existing as a surviving entity after any such Reorganization shall be deemed the "Company" for purposes of this Agreement. The terms of this Agreement shall survive the consummation of any such Reorganization, and the Warrants shall thereafter be applicable to the shares of stock or other securities or property to which the Holders thereof would have been entitled upon such consummation if such Holders had exercised the Warrants on or before the record date for such Reorganization. The Company shall not effect any Reorganization, unless prior to or simultaneously with the consummation thereof, the successor or surviving entity after such Reorganization shall assume, by written instrument, (i) the obligation to deliver to the Holders such shares of stock, or other securities or property as, in accordance with the foregoing provisions, the Holders may be entitled to purchase and (ii) the other obligations of the Company under this Agreement.

       Section 7.08 INTERPRETATION; HEADINGS, SEVERABILITY.

       (a) The parties acknowledge and agree that since each party and its counsel have had the opportunity to review and negotiate the terms and provisions of this Agreement and have contributed to its revision, the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

       (b) The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       (c) In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, such determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the superseded, invalid, illegal or otherwise unenforceable term or provision were modified to the extent required to permit such provision to be not superseded, invalid, illegal or unenforceable, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

       (d) If any period of time specified in this Agreement expires on a day that is not a business day, that period shall be extended to and expire on the next succeeding business day.

       Section 7.09 SURVIVAL OF COVENANTS. Each of the covenants and other agreements of the parties contained in this Agreement shall be absolute and, except as otherwise expressly provided, unconditional, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the term of this Agreement has expired, and thereafter with respect to events occurring prior thereto.

       Section 7.10 NO REQUIRED EXERCISE. No term or provision of the Warrants or this Agreement is intended to require, nor shall any such term or provision be construed as requiring, any Holder of the Warrants to exercise or sell the Warrants.

       Section 7.11 BINDING EFFECT. This Agreement shall be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns.

       Section 7.12 NO WAIVER BY ACTION OR COURSE OF DEALING. No course of dealing or any delay or failure to exercise any right hereunder on the part of any party hereto shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such party.

       Section 7.13 WAIVER; MODIFICATION; AMENDMENT. Each and every modification to and amendment of this Agreement shall be in writing and signed by the Company and by the Holders of a majority in interest of the Warrants. Notwithstanding the foregoing, no modification, amendment or waiver of any term or provision hereof with respect to the Exercise Price, the Exercise Quantity any of the terms of this Section 8.13 or which purports, or has the effect of, decreasing the Exercise Quantity or increasing the Exercise Price, shortening the term of any Warrant or limiting the right or ability of a Holder thereof to exercise a Warrant shall be enforceable against a Holder unless such Holder specifically approves, in writing, such modifications, amendment or modification; provided, however, that the Company may reduce the Exercise Price, increase the Exercise Quantity or extend the Expiration Period of all outstanding Warrants without obtaining the consent of any Holder.

       Section 7.14 ENTIRE AGREEMENT. This Agreement and the Warrants contain the entire agreement of the parties with respect to the Warrants and supersede all other representations, warranties, agreements and understandings, oral or otherwise, among the parties hereto with respect to the Warrants, except as otherwise provided herein.

       Section 7.15 NO INCONSISTENT AGREEMENTS OR RIGHTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.

       Section 7.16 TIME OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

       Section 7.17 ATTORNEYS' FEES AND COSTS. Should any party institute any action, suit or other proceeding arising out of or relating to this Agreement or the Warrants, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in connection therewith, along with all costs of defense, investigation, preparation, experts and collection.

       Section 7.18 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT, THE WARRANTS AND THE WARRANT SECURITIES AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS, AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES, AND AGREES AND CONSENTS THAT SERVICES OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND HOLDER EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY

TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE WARRANTS, THE WARRANT SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO.

       IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed as of the day and year first above written.

                                  THE COMPANY:

                                  HealthZone.com, Inc.


                                  By: /s/ Klee Irwin
                                      --------------------------
                                      Klee Irwin
                                      Chief Executive Officer


                                  American Equities, LLC


                                  By: /s/ Reid Breitman
                                      ---------------------------
                                      Reid Breitman
                                      President

                                  Corporate Financial Enterprises, Inc.


                                  By: /s/ Regis Possino
                                      ---------------------------
                                      Regis Possino
                                      President

                                    Exhibit A

                                       to

                                Warrant Agreement

                                 INITIAL WARRANT

THIS WARRANT AND THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAWS ("SECURITIES LAWS"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE SECURITIES LAWS OR (2) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

Certificate No. 1

                          COMMON STOCK PURCHASE WARRANT

                                January 24, 2000

Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Warrant Agreement, dated as of the date hereof, by and between the Company and Holder.

HealthZone.com, Inc., a California corporation (the "Company") does hereby certify and agree that, for good and valuable consideration (the existence, sufficiency and receipt of which are hereby acknowledged by the Company), AMERICAN EQUITIES, LLC, a California limited liability company, its successor, and assigns ("Holder"), hereby is entitled to purchase from the Company, during the term set forth in Section 1 hereof, up to an aggregate amount of 22,200 shares (the "Exercise Quantity") of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock"), all upon the terms and provisions and subject to adjustment of such Exercise Quantity provided in the Warrant Agreement and this Common Stock Purchase Warrant (the "Warrant"). The exercise price per share of Common Stock for which this Warrant is exercisable shall be the lesser of (i) $1.00, or (ii) seventy percent (70%) of the lowest price per share of Common Stock or other capital stock (as if converted into Common Stock) subsequent to the date hereof, as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "Exercise Price").

       1. TERM OF THE WARRANT. The term of this Warrant commences as of the date hereof, and shall expire at 5:00 P.M., Pacific time, on January 24, 2007, unless sooner exercised as herein provided.

       2.     EXERCISE OF WARRANT.

              (a) This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof, in whole or in part, from time to time (but not for fractional shares), by presentation and surrender of this Warrant (or a copy hereof) to the Company, together with the annexed Exercise Form duly completed and executed and payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. Payment of the Exercise Price shall be made by personal or business check payable to the order of the Company; PROVIDED, HOWEVER, that the Holder shall have the right to pay the exercise price by surrender to the Company of a number of shares of Common Stock with a Fair Value equal to the exercise price. Within five business days of the Company's receipt of this Warrant (or a copy thereof), the completed and signed Exercise Form and the requisite payment (if any), the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Warrant Securities purchased. In the event the Company fails to deliver or cause to be delivered to the Holder such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the Warrant Agreement) within such five business day period, the Company shall pay to the Holder the Delay Damages, for each day after the fifth business day following the delivery of this Warrant and such Exercise Form to the Company through and including the day such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the terms of the Warrant Agreement) are delivered to the Holder at the address set forth in such Exercise Form. In the event the Company restricts or delays the transfer or clearance of such certificates by the Holder (whether by stop transfer order, unreasonable delay or otherwise), the Company shall pay to the Holder the Delay Damages for each calendar day of such restriction or delay, subject to the provisions of the Warrant Agreement.

              (b) In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must (i) so request in writing at the time of exercise if the transfer is not a registered transfer, (ii) provide to the Company evidence reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under applicable Securities Laws, and (iii) furnish the Company with such information regarding the transferee as the Company may reasonably request.

              (c) Upon the due exercise by the Holder of this Warrant, whether in whole or in part, the Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued. Upon issuance and delivery of such certificates, this Warrant shall be deemed to be of no further force and effect. Upon a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

       3.     SURRENDER OF WARRANT; EXPENSES.

              (a) Whether in connection with the exercise, exchange or registration of transfer or replacement of this Warrant, surrender of this Warrant (or a copy hereof) shall be made to the Company during normal business hours on a business day (unless the Company otherwise permits) at the executive offices of the Company or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant.

              (b) The Company shall pay all costs and expenses incurred in connection with the exercise, registering, exchange, transfer or replacement of this Warrant, including the costs of preparation, execution and delivery of warrants and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any Person other than the Company) and other charges imposed by law payable in connection with the transfer or replacement of this Warrant.

       4.     WARRANT REGISTER; EXCHANGE; TRANSFER; LOSS.

              (a) The Company at all times shall maintain at its chief executive offices an open register for all Warrants, in which the Company shall record the name and address of each Person to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable hereunder and the corresponding purchase prices.

              (b) This Warrant may be exchanged for two or more warrants entitling the identical Holder hereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The identical Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of warrants and allocation of the Exercise Quantity purchasable under the existing Warrant.

              (c) This Warrant may be transferred only in accordance with the provisions of Article VII of the Warrant Agreement, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form duly completed and executed, and if the transfer is not a registered transfer, evidence reasonably satisfactory to the Company that such transfer is in compliance with all applicable Securities Laws. Within five business days after the Company's receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder's name.

              (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it (provided that, the Holder's own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) this Warrant.

              (e) The Company will not close its books against the transfer of this Warrant or any of the Warrant Securities in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal or less than the Exercise Price then in effect.

       5. RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER. The Company and the Holder of this Warrant are entitled to the rights and bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a stockholder in the Company (other than as provided in SECTION 2(c) of this Warrant and the Warrant Agreement).

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.

                                     HealthZone.com, Inc.

                                     By: /s/ Klee Irwin
                                         ------------------------
                                         Klee Irwin
                                         Chief Executive Officer

                              HealthZone.com, Inc.
                                  EXERCISE FORM

HealthZone.com, Inc. (the "Company")

       The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, __________ shares of common stock of the Company (the "Warrant Securities"), and requests that certificates for the Warrant Securities be issued in the name of:

         ---------------------------------------------------------------
         (Please print or Type Name, Address and Social Security Number)

         ---------------------------------------------------------------

         ---------------------------------------------------------------


and, if said number of shares of Warrant Securities shall not be all the Warrant Securities purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Securities purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:_________________

Name of Holder
or Assignee:                     _________________________
                                 (Please Print)

Address:                         _________________________

                                 _________________________

Signature:                       _________________________

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase shares of common stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:


         ---------------------------------------------------------------
          (Name and Address of Assignee Must be Printed or Typewritten)

         ---------------------------------------------------------------

         ---------------------------------------------------------------
               (Taxpayer Identification or Social security Number)

The undersigned hereby irrevocably constitutes and appoints _______________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of shares of common stock shall not be all of the common stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the common stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder and delivered to such Holder's address as then set forth on the Company's books.

Dated:_______________                 ______________________________
                                      Signature of Registered Holder


Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

THIS WARRANT AND THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAWS ("SECURITIES LAWS"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE SECURITIES LAWS OR (2) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

Certificate No. 2

                          COMMON STOCK PURCHASE WARRANT

                                January 24, 2000

Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Warrant Agreement, dated as of the date hereof, by and between the Company and Holder.

HealthZone.com, Inc., a California corporation (the "Company") does hereby certify and agree that, for good and valuable consideration (the existence, sufficiency and receipt of which are hereby acknowledged by the Company), CORPORATE FINANCIAL ENTERPRISES, INC., a Delaware corporation, its successor, and assigns ("Holder"), hereby is entitled to purchase from the Company, during the term set forth in Section 1 hereof, up to an aggregate amount of 14,800 shares (the "Exercise Quantity") of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock"), all upon the terms and provisions and subject to adjustment of such Exercise Quantity provided in the Warrant Agreement and this Common Stock Purchase Warrant (the "Warrant"). The exercise price per share of Common Stock for which this Warrant is exercisable shall be the lesser of (i) $1.00, or (ii) seventy percent (70%) of the lowest price per share of Common Stock or other capital stock (as if converted into Common Stock) subsequent to the date hereof, as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "Exercise Price").

       1. TERM OF THE WARRANT. The term of this Warrant commences as of the date hereof, and shall expire at 5:00 P.M., Pacific time, on January 24, 2007, unless sooner exercised as herein provided.

       2.     EXERCISE OF WARRANT.

              (a) This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof, in whole or in part, from time to time (but not for fractional shares), by presentation and surrender of this Warrant (or a copy hereof) to the Company, together with the annexed Exercise Form duly completed and executed and payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. Payment of the Exercise Price shall be made by personal or business check payable to the order of the Company; PROVIDED, HOWEVER, the Holder shall have the right to pay the exercise price by surrender to the Company of a number of shares of Common Stock with a Fair Value equal to the exercise price. Within five business days of the Company's receipt of this Warrant (or a copy thereof), the completed and signed Exercise Form and the requisite payment (if any), the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Warrant Securities purchased. In the event the Company fails to deliver or cause to be delivered to the Holder such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the Warrant Agreement) within such five business day period, the Company shall pay to the Holder the Delay Damages, for each day after the fifth business day following the delivery of this Warrant and such Exercise Form to the Company through and including the day such certificates (without legend or restriction if such Warrant Securities are then, or are required to be, registered pursuant to the terms of the Warrant Agreement) are delivered to the Holder at the address set forth in such Exercise Form. In the event the Company restricts or delays the transfer or clearance of such certificates by the Holder (whether by stop transfer order, unreasonable delay or otherwise), the Company shall pay to the Holder the Delay Damages for each calendar day of such restriction or delay, subject to the provisions of the Warrant Agreement. This Warrant may be subject to mandatory exercise as provided in Section 2.4 of the Warrant Agreement.

              (b) In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must (i) so request in writing at the time of exercise if the transfer is not a registered transfer, (ii) provide to the Company evidence reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under applicable Securities Laws, and (iii) furnish the Company with such information regarding the transferee as the Company may reasonably request.

              (c) Upon the due exercise by the Holder of this Warrant, whether in whole or in part, the Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued. Upon issuance and delivery of such certificates, this Warrant shall be deemed to be of no further force and effect. Upon a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

       3.     SURRENDER OF WARRANT; EXPENSES.

              (a) Whether in connection with the exercise, exchange or registration of transfer or replacement of this Warrant, surrender of this Warrant (or a copy hereof) shall be made to the Company during normal business hours on a business day (unless the Company otherwise permits) at the executive offices of the Company or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant.

              (b) The Company shall pay all costs and expenses incurred in connection with the exercise, registering, exchange, transfer or replacement of this Warrant, including the costs of preparation, execution and delivery of warrants and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any Person other than the Company) and other charges imposed by law payable in connection with the transfer or replacement of this Warrant.

       4.     WARRANT REGISTER; EXCHANGE; TRANSFER; LOSS.

              (a) The Company at all times shall maintain at its chief executive offices an open register for all Warrants, in which the Company shall record the name and address of each Person to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable hereunder and the corresponding purchase prices.

              (b) This Warrant may be exchanged for two or more warrants entitling the identical Holder hereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The identical Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of warrants and allocation of the Exercise Quantity purchasable under the existing Warrant.

              (c) This Warrant may be transferred only in accordance with the provisions of Article VII of the Warrant Agreement, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form duly completed and executed, and if the transfer is not a registered transfer, evidence reasonably satisfactory to the Company that such transfer is in compliance with all applicable Securities Laws. Within five business days after the Company's receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder's name.

              (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it (provided that, the Holder's own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) this Warrant.

              (e) The Company will not close its books against the transfer of this Warrant or any of the Warrant Securities in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal or less than the Exercise Price then in effect.

       5. RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER. The Company and the Holder of this Warrant are entitled to the rights and bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a stockholder in the Company (other than as provided in SECTION 2(c) of this Warrant and the Warrant Agreement).

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.

                                    HealthZone.com, Inc.

                                    By: /s/ Klee Irwin
                                        ------------------------
                                        Klee Irwin
                                        Chief Executive Officer

                              HealthZone.com, Inc.
                                  EXERCISE FORM

HealthZone.com, Inc. (the "Company")

       The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ shares of common stock of the Company (the "Warrant Securities"), and requests that certificates for the Warrant Securities be issued in the name of:


         ---------------------------------------------------------------
         (Please print or Type Name, Address and Social Security Number)

         ---------------------------------------------------------------

         ---------------------------------------------------------------


and, if said number of shares of Warrant Securities shall not be all the Warrant Securities purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Securities purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.


Dated:_________________

Name of Holder
or Assignee:                     _________________________
                                 (Please Print)

Address:                         _________________________

                                 _________________________

Signature:                       _________________________


Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase shares of common stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:


         ---------------------------------------------------------------
          (Name and Address of Assignee Must be Printed or Typewritten)

         ---------------------------------------------------------------

         ---------------------------------------------------------------
               (Taxpayer Identification or Social security Number)

The undersigned hereby irrevocably constitutes and appoints _______________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of shares of common stock shall not be all of the common stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the common stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder and delivered to such Holder's address as then set forth on the Company's books.

Dated:_______________                ______________________________
                                     Signature of Registered Holder


Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.